Exhibit 32.1
CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to 18 U.S.C Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of AmericasBank Corp. (the “Company”) certifies that the Quarterly Report on Form 10-QSB for the quarter ended June 30, 2006, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and information contained in that Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company.
/s/ Mark H. Anders
Mark H. Anders
President and Chief Executive Officer
August 9, 2006
/s/ A. Gary Rever
A. Gary Rever
Chief Financial Officer
August 9, 2006